Exhibit 2.1

EXECUTION VERSION

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment to Agreement and Plan of Merger (this “Amendment”), dated as of September 16, 2022, is entered into by and among Provident Acquisition Corp., a Cayman Islands exempted company with limited liability (“PAQC”), Perfect Corp., a Cayman Islands exempted company with limited liability (the “Company”), Beauty Corp., a Cayman Islands exempted company with limited liability and a wholly-owned direct Subsidiary of the Company (“Merger Sub 1”), and Fashion Corp., a Cayman Islands exempted company with limited liability and a wholly-owned direct Subsidiary of the Company (“Merger Sub 2” and, together with Merger Sub 1, the “Acquisition Entities”), and amends that certain Agreement and Plan of Merger, dated as of March 3, 2022 (the “Business Combination Agreement”), by and among the Parties. PAQC, the Company, Merger Sub 1 and Merger Sub 2 are referred to herein as the “Parties”. Capitalized terms used but not defined in this Amendment have the meanings assigned to them in the Business Combination Agreement.

WHEREAS, Section 12.12 of the Business Combination Agreement provides that the Business Combination Agreement may be amended or modified in whole or in part by a duly authorized agreement in writing executed by each of the Parties;

WHEREAS, the Parties wish to enter into this Amendment to amend the Business Combination Agreement pursuant to Section 12.12 thereof, upon the terms and conditions set forth herein; and

WHEREAS, concurrently with the execution of this Amendment, the applicable persons are entering into amendments to the Sponsor Letter Agreement to make conforming amendments thereof and as described in more detail below to reflect and effect the amendments made by this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                   Amendments to the Business Combination Agreement.

(a)                Effective as of the date of this Amendment, the following definition is hereby added to Section 1.01 of the Business Combination Agreement in applicable alphabetical order:

(i)                 “NYSE” means the New York Stock Exchange.

(b)                Effective as of the date of this Amendment, the following provisions of the Business Combination Agreement are hereby amended by replacing each instance of “Nasdaq” with the phrase “Nasdaq or NYSE”:

(i)                 the definition of “Company Transaction Expenses”;

(ii)                the definition of “PAQC Transaction Expenses”;

(iii)               the definition of “Securities Laws”;

(iv)               Section 4.06(e);

(v)                Section 5.03(e);

(vi)               Sections 9.01(a) and 9.01(b);

(vii)              Section 9.04(c);

(viii)             the second sentence of Section 9.11; and

(ix)              Section 10.01(a).

(c)                Effective as of the date of this Amendment, the following provisions of the Business Combination Agreement are hereby amended by replacing each instance of “Nasdaq” with the phrase “Nasdaq or NYSE, as applicable”:

(i)                 the definition of “Governmental Authority”; and

(ii)                Section 9.06.

(d)                Effective as of the date of this Amendment, Section 7.06 of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

“Section 7.06.      Sarbanes-Oxley; Nasdaq or NYSE Listing Standards. As soon as legally required to do so, the Company and its directors and executive officers, in their capacities as such, shall take all actions necessary to comply with any applicable provision of Sarbanes-Oxley and to comply with the rules and/or regulations of the Nasdaq or NYSE, as applicable.”

(e)                Effective as of the date of this Amendment, Annex C to the Business Combination Agreement (Form of Sponsor Letter Agreement) is hereby amended by replacing each instance of “Nasdaq” in Section 4.14(e) thereof with the phrase “Nasdaq or NYSE.”

2.                   Effect of Amendment. Except as amended herein, the provisions of the Business Combination Agreement remain unchanged and in full force and effect in accordance with their terms. On and after the date hereof, each reference in the Business Combination Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import shall mean and be a reference to the Business Combination Agreement as amended or otherwise modified by this Amendment. Notwithstanding the foregoing, references to the phrases “the date of this Agreement” or “the date hereof”, wherever used in the Business Combination Agreement, as amended by this Amendment, shall mean March 3, 2022.

3.                   Construction. This Amendment shall be governed by all provisions of the Business Combination Agreement, as amended by this Amendment, unless context requires otherwise, including all provisions concerning construction, enforcement and governing law. For the avoidance of doubt, Sections 1.01, 1.02, 12.07, 12.08, 12.12, 12.14 and 12.16 of the Business Combination Agreement are hereby incorporated by reference and shall apply to this Amendment mutatis mutandis.

4.                   Entire Agreement. This Amendment and the Business Combination Agreement constitute the entire agreement between the Parties on the subject matter contained herein and therein. In the event of a conflict between the terms of the Business Combination Agreement and this Amendment, the terms of this Amendment shall prevail solely as to the subject matter contained herein.

5.                   Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or pdf copies hereof or signatures hereon shall, for all purposes, be deemed originals.

[Signature Pages Follow]

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date hereof.

PROVIDENT ACQUISITION CORP.

By:	/s/ Michael Aw Soon Beng
Name: Michael Aw Soon Beng
Title: Director

[Signature Page to First Amendment to Agreement and Plan of Merger]

PERFECT CORP.

By:	/s/ Alice H. Chang
Name: Alice H. Chang
Title: Chief Executive Officer

BEAUTY CORP.

By:	/s/ Alice H. Chang
Name: Alice H. Chang
Title: Director

FASHION CORP.

By:	/s/ Alice H. Chang
Name: Alice H. Chang
Title: Director

[Signature Page to First Amendment to Agreement and Plan of Merger]